UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): August 10, 2021

ZNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

808A S. Huntington St.

Syracuse, IN 46567

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common	ZNRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Znergy, Inc. (“Znergy” or the "Company") announced the appointment of Mr. Bruce R. Albertson to its Board of Directors. Mr. Albertson replaces Jennifer Peek, whose business demands and travel schedule prevent her from continuing to fulfill her role with Znergy. Mr. Albertson will also serve as Chair of Znergy’s Audit Committee, a position formerly held by Ms. Peek. Mr. Albertson’s 25-year career with General Electric included global responsibilities in overseeing $6B in business. During his career at GE, Mr. Robertson was the recipient of numerous GE Chairman/CEO awards. He increased GE’s exposure worldwide and oversaw the development of new markets, distribution channels and products. He has also successfully advised many startups and turnaround enterprises, the most recent being Brown Jordan International Corporation and Iomega Corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: August 10, 2021	By:	/s/ Dave Baker
Dave Baker
Chief Executive Officer